EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE American Stock Exchanges

________________ NEWS _________________

Vista Gold Corp. Announces Positive Interim Met Testing Results and the Schedule for an
Updated PFS for the Mt Todd Gold Project

Denver, Colorado, January 9, 2019 – Vista Gold Corp. (TSX & NYSE American: VGZ) (“Vista” or the “Company”) today announced that recent high pressure grinding roll (“HPGR”) crusher and ore sorting tests on high-grade samples confirm previous test results.  The Company also announced its plans to complete fine grinding and leaching tests in the 1st quarter of 2019 and to follow these results with updated preliminary feasibility study (“PFS”) economics in the 2nd quarter of 2019.

Interim Met Testing Results Confirm Benefits of Ore Sorting
Additional HPGR and ore sorting tests were completed on two, 2.5 tonne samples from Mt Todd’s Batman deposit containing 1.39 and 1.70 grams of gold per tonne (“g Au/t”), respectively.  This testing program confirmed two important results:
●	HPGR crushing followed by screening results in increased concentration of gold in the fine fraction, and
●	the small amount of gold lost in the rejected material is proportionally lower when sorting higher-grade material.

As with previous tests, the samples were HPGR crushed at the facilities of Thyssen Krupp Industries in Germany and screened at 16 millimeters (“mm”), approximately 5/8 inches.  The coarse fraction (+16mm) was sent to the facilities of Tomra Sorting Solutions in Germany, where 2-stage (x-ray transmission and laser) sorting tests were completed using production-sized and commercially available equipment.  The following table summarizes the results of the testing program for each of the samples and compares these results to previous bulk tests on low-grade samples.
Sample (g Au/t)	Sorter Feed (+16mm)		Sorter Product		Sorter Reject		Gold Loss (%)
	Fraction of Total Sample (%)	Grade (g Au/t)	Fraction of Total Sample (%)	Grade (g Au/t)	Fraction of Total Sample (%)	Grade (g Au/t)
1.39	17.8%	0.731	9.4%	1.238	8.4%	0.158	1.0%
1.70	18.6%	0.737	10.3%	1.239	8.3%	0.110	0.7%
Previous Results
0.63	17.5%	0.533	10.5%	0.817	7.0%	0.103	1.1%
0.34	17.8%	0.255	11.0%	0.365	6.8%	0.075	1.5%
0.67	18.7%	0.619	11.3%	0.901	7.4%	0.192	2.0%

Frederick H. Earnest, President and Chief Executive Officer commented, “These tests confirm the value-adding benefit of ore sorting for the Mt Todd gold project and demonstrate lower gold losses with higher grade crusher feed.  We attribute these results to the favorable characteristics of the Batman deposit.

Simply stated, the gold-containing sulfide minerals and quartz/calcite veining are more easily broken into small particles than the non-mineralized host rock.  Where this breakage does not result in clean separation from the host rock in the first pass of HPGR crushing, the gold-bearing minerals are easily identified and separated in the ore sorting circuit.  These results complement our previously announced fine grinding and leaching test results (please refer to our August 2, 2018 press release) and we expect that these results will support additional improvements in the economics of the Mt Todd gold project when we complete the PFS economics expected in the 2nd quarter of this year.”
Met Testing and PFS Update Schedule
The crushed and sorted samples have been transported to the facilities of Resource Development Inc., where sample preparation has been completed for assaying and additional fine grinding, leaching and tailings characterization tests.  Samples are being sent to Core Metallurgy Pty Ltd to obtain additional fine grinding data simulating grinding in the horizontal IsaMill and to the FLSmidth Minerals Testing and Research Center to obtain data simulating grinding in the vertical VPX Mill.  Both tests will target a final product size of 38-45 microns and will generate a sufficient volume of material for subsequent leach tests.  The fine grinding and leach tests are expected to be completed in the 1st quarter of 2019 with final results expected to be available in the 2nd quarter of 2019.
The Company has completed additional tailings characterization tests and concluded that no material design changes are required to proceed to the economic analysis using a final grind size of 38-45 microns.  At this time, the Company anticipates announcing the results of an updated PFS in the 2nd quarter of 2019.
Mr. Earnest added, “We expect the combination of the recently improved gold prices, weaker Australian dollar, and improved gold recovery to have a positive impact on the economics of the Mt Todd gold project.  We anticipate that the planned testing programs will confirm our ability to achieve a nearly constant tail grade at the target grind size, which has previously demonstrated gold recoveries better than 90% with no increase in process area power requirements.”
Qualified Person
Deepak Malhotra, on behalf of Prosolv Consulting LLC, an independent Qualified Person as defined by Canadian National Instrument 43-101, supervised the preparation of the information that forms the basis for the scientific and technical information disclosed herein and has reviewed this press release and consented to its release.
For further information on the Mt Todd Gold Project, see the Technical Report entitled “NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia,” dated March 2, 2018 with an effective date of January 24, 2018, which is available on SEDAR as well as on Vista’s website under the Technical Reports section.
About Vista Gold Corp.
The Company is a well-funded gold project developer. The Company’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia.  Mt Todd is the largest undeveloped gold project in Australia.

For further information, please contact the Company at (720) 981-1185.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our plans to complete fine grinding and leaching tests in the 1st quarter of this year and update the PFS economics in the 2nd quarter of this year; our expectation that with the combination of the recently improved gold prices, weaker Australian dollar, and improved gold recovery the updated PFS will disclose improvements in the economics of the Mt Todd gold project; our belief that no material design changes are required to proceed to the economic analysis using a final grind size of 38-45 microns; our belief that ore sorting for the Mt Todd gold project will result in lower gold losses with higher grade crusher feed; our anticipation that the planned testing programs will confirm our ability to achieve a nearly constant tail grade at the target grind size, which has previously demonstrated gold recoveries better than 90% with no increase in process area power requirements; our anticipation that the Company will announce the results of an updated PFS in the 2nd quarter of this year, are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: no change to laws or regulations impacting mine development or mining activities, our approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments, preliminary feasibility studies and feasibility studies on our projects, if any, our experience with regulators, our experience and knowledge of the Australian mining industry and positive changes to current economic conditions and the price of gold.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which the Company operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which the Company operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 6, 2018 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.